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                                                                   EXHIBIT 10.8

                            INDEMNIFICATION AGREEMENT


         This Agreement is made as of the 2nd day of December, 1996, by and between CAVCO INDUSTRIES, INC., an Arizona corporation (the "Company"), and __________________________ ("Director").

                               W I T N E S S E T H

         WHEREAS, Director is a member of the Board of Directors of the Company and in that capacity is performing a valuable service for the Company; and

         WHEREAS, the Arizona Revised Statutes specifically provide that a corporation may grant certain indemnification rights to its directors; and

         WHEREAS, the by-laws of the Company ("by-laws") provide for the indemnification of the directors of the Company and expressly contemplate that additional rights of indemnification may be granted to directors through agreement or otherwise; and

         WHEREAS, the Company has been advised that the Company's D&O Insurance coverage is subject to significant limitations, that companies are experiencing increasing difficulty in obtaining and retaining such insurance, that premiums continue to rise for such insurance and that there can be no assurance that directors' and officers' liability insurance will remain available on adequate terms at a cost acceptable to the Company; and

         WHEREAS, the Company, in order to induce Director to continue to serve the Company, has agreed to provide Director with the benefits contemplated by this Agreement, which benefits are intended to supplement or replace, if necessary, any D&O Insurance maintained by the Company from time to time;

                  NOW, THEREFORE, in consideration of the promises, conditions, representations and warranties set forth herein, including the Director's continued service to the Company, the Company and Director hereby agree as follows:

         1. Definitions. The following terms, as used herein, shall have the following respective meanings:

            "Covered Amount" means Loss and Expenses which do not exceed in the aggregate the Maximum Amount.

            "Covered Act" means any breach of duty, neglect, error, misstatement, misleading statement, omission or other act done or wrongfully attempted by


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            Director or any of the foregoing alleged by any claimant or any claim against Director solely by reason of him being a director or officer of the Company.

            "D&O Insurance" means the directors' and officers' liability insurance, if any, insuring the Company and Director, obtained and maintained from time to time by the Company.

            "Excluded Claim" means any payment for Losses or Expenses in connection with any claim:

         (i) Based upon or attributable to Director gaining in fact any improper personal benefit to which Director is not entitled, or as to which Director shall have been adjudged to be liable to the Company, unless and only to the extent that the court in which the action or suit relating to such claim was brought or another court of competent jurisdiction shall determine that, in view of all the relevant circumstances of the case, Director is fairly and reasonably entitled to indemnification hereunder for such Losses or Expenses as such court shall deem proper; or

         (ii) For the return by Director of any illegal remuneration paid to Director without the previous approval of the stockholders of the Company; or

         (iii) For an accounting of profits in fact made from the purchase or sale by Director of securities of the Company within the meaning of Section 16 of the Securities Exchange Act of 1934 as amended, or similar provisions of any state law; or

         (iv) Resulting from Director's knowingly fraudulent, dishonest or willful misconduct; or

         (v) The payment of which by the Company under this Agreement is not permitted by applicable law; or

         (vi) The payment of which would cause the total amount of all Losses and Expenses paid by the Company to exceed the Covered Amount.

         "Expenses" means any reasonable expenses incurred by Director as a result of a claim or claims made against him for Covered Acts (including a claim or claims made in an action by or in the right of the Company, to the extent permitted by law) including, without limitation, counsel fees and costs of investigative, judicial or administrative proceedings or appeals, but shall not include Fines.

         "Fines" means any fine, penalty or, with respect to an employee benefit plan, any excise tax or penalty assessed with respect thereto.




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         "Loss" means any amount which Director is legally obligated to pay as a result of a claim or claims made against him for Covered Acts
         (including a claim or claims made in an action by or in the right of the Company, to the extent permitted by law) including, without limitation, damages and judgments and sums paid in settlement of a claim or claims, but shall not include Fines.

         "Maximum Amount" means, with respect to any claim for indemnification hereunder, the lesser of (a) the Covered Amount relating to such claim and (b) the maximum amount, if any, permitted by law to be paid as indemnification by the Company to Director with respect to such claim.

         2. Indemnification. The Company shall indemnify Director and hold him harmless from the Covered Amount of any and all Losses and Expenses subject, in each case, to the further provisions of this Agreement.

         3. Excluded Coverage.

         (a) The Company shall have no obligation to indemnify Director for and hold him harmless from any Loss or Expense which has been determined, by final adjudication by a court of competent jurisdiction, to constitute an Excluded Claim.

         (b) The Company shall have no obligation to indemnify Director and hold him harmless hereunder for any Loss or Expense to the extent that Director is indemnified by the Company pursuant to the Company's Bylaws or otherwise indemnified.

         4. Indemnification Procedures.

         (a) Promptly after receipt by Director of notice of the commencement of or the threat of commencement of any action, suit or proceeding, if indemnification with respect thereto may be sought from the Company under this Agreement, Director shall, as a condition of his right to be indemnified under this Agreement, notify the Company of the commencement thereof.

         (b) If, at the time of the receipt of such notice, the Company has D&O Insurance in effect, the Company shall give prompt notice of the commencement of such action, suit or proceeding to the insurers in accordance with the procedures set forth in the respective policies in favor of Director. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of Director, all Losses and Expenses payable as a result of such action, suit or proceeding in accordance with the terms of such policies.

         (c) To the extent the Company does not, at the time of the commencement of or the threat of commencement of such action, suit or proceeding, have applicable D&O Insurance, or if the insurer providing the D&O Insurance notifies the Company or



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Director that the Expenses arising out of such action, suit or proceeding will not be payable under the D&O Insurance then in effect, the Company shall be obligated to pay the Expenses of any such action, suit or proceeding in advance of the final disposition thereof. Unless Director shall have reasonably concluded that there may be a conflict of interest between the Company and Director in the conduct of the defense of such action, suit or proceeding, the Company shall be entitled to assume the defense of such action, suit or proceeding, with counsel reasonably satisfactory to Director, upon the delivery to Director of written notice of its election so to do. After delivery of such notice, the Company will not be liable to Director under this Agreement for any legal or other Expenses subsequently incurred by the Director in connection with such defense other than reasonable Expenses of investigation; provided that Director shall have the right to employ its counsel in any such action, suit or proceeding but the fees and expenses of such counsel incurred after delivery of notice from the Company of its assumption of such defense shall be at the Director's expense; provided further, that if (i) the employment of counsel by Director has been previously authorized by the Company, (ii) Director shall have reasonably concluded that there may be a conflict of interest between the Company and Director in the conduct of any such defense or (iii) the Company shall not, in fact, have employed counsel to assume the defense of such action, the fees and expenses of counsel shall be at the expense of the Company.

         (d) All payments on account of the Company's indemnification obligations under this Agreement shall be made within sixty (60) days of Director's written request therefor after incurrence of the applicable Loss or Expense; provided, that all payments on account of the Company's obligations under Paragraph 4(c) of this Agreement prior to final disposition of any action, suit or proceeding shall be made within 20 days of Director's written request therefor.

         (e) Director agrees that he will reimburse the Company for all Losses and Expenses paid by the Company in connection with any action, suit or proceeding against Director in the event and only to the extent that a determination shall have been made by a court in a final adjudication from which there is no further right of appeal that the Director is not entitled to be indemnified by the Company for such Expenses because the claim is an Excluded Claim or because Director is otherwise not entitled to payment under this Agreement.

      5. Settlement. The Company shall have no obligation to indemnify Director under this Agreement for any amounts paid in settlement of any action, suit or proceeding effected without the Company's prior written consent. The Company shall not settle any claim in any manner which would impose any Fine or any obligation on Director without Director's written consent. Neither the Company nor Director shall unreasonably withhold their consent to any proposed settlement.

      6. Rights Not Exclusive. The rights provided hereunder shall not be deemed exclusive of any other rights to which the Director may be entitled under any bylaw, agreement, vote of stockholders or of disinterested directors or otherwise, both as to



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action in his official capacity and as to action in any other capacity by holding such office, and shall continue after the Director ceases to serve the Corporation as a Director.

      7. Enforcement.

         (a) Director's right to indemnification shall be enforceable by Director in the state courts of the State of Arizona, or in any other court in which an action, suit or proceeding is brought by a third party plaintiff resulting in Loss or Expenses for which indemnification is sought. The Company shall have the burden of proving that indemnification is not required under this Agreement.

         (b) In the event that any action is instituted by Director under this Agreement, or to enforce or interpret any of the terms of this Agreement, Director shall be entitled to be paid all court costs and expenses, including reasonable counsel fees, incurred by Director with respect to such action, unless the court determines that each of the material assertions made by Director as a basis for such action were not made in good faith or were frivolous.

      8. Severability. In the event that any provision of this Agreement is determined by a court to require the Company to do or to fail to do an act which is in violation of applicable law, such provision shall be limited or modified in its application to the minimum extent necessary to avoid a violation of law, and, as so limited or modified, such provision and the balance of this Agreement shall be enforceable in accordance with their terms.

      9. Choice of Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Arizona.

      10.Consent to Jurisdiction. The Company and the Director each hereby irrevocably consent to the jurisdiction of the courts of the State of Arizona for all purposes in connection with any action or proceeding which arises out of or relates to this Agreement and agree that except as provided in Section 7(a) above, any action instituted under this Agreement shall be brought only in the state courts of the State of Arizona.

      11.Successor and Assigns. This Agreement shall be (i) binding upon all successors and assigns of the Company (including any transferee of all or substantially all of its assets and any successor by merger or otherwise by operation of law) and (ii) shall be binding on and inure to the benefit of the heirs, personal representatives and estate of Director.

      12.Integration Clause; Oral Modification. This Agreement represents the entire agreement of the parties with respect to the subject matter hereof, and all agreements entered into prior hereto with respect to the subject matter hereof are revoked and superseded by this Agreement, and no representations, warranties, inducements or oral modifications have been made by any of the parties except as expressly set forth


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herein or in other contemporaneous written agreements. This Agreement may not be changed, modified or rescinded except in writing, signed by all parties hereto, and any attempt at oral modification of this Agreement shall be void and of no effect.

      13.Counterparts. This Agreement may be executed in any number of counterparts, all such counterparts shall be deemed to constitute one and the same instrument, and each of said counterparts shall be deemed an original hereof.

      14.Subrogation. In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Director, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Company effectively to bring suit to enforce such rights.

      15.Notice. Notice to the Company shall be given at its principal office and shall be directed to the Corporate Secretary (or such other address as the Company shall designate in writing to Director). Notice to Director shall be given to his address set forth below (or such other address as Director shall designate in writing to the Company). Notice shall be deemed received if sent by prepaid mail properly addressed, the date of such notice being the date two (2) days after the date postmarked.

      16.Continuation of Indemnification. The indemnification under this Agreement shall continue as to Director even though he may have ceased to be a director of the Company and shall inure to the benefit of the heirs and personal representatives of Director.

      17.Coverage of Indemnification. The indemnification under this Agreement shall cover Director's service as a Director of the Company and all of his acts in such capacity, including without limitation service on a committee of the Board of Directors, whether prior to or on or after the date of this Agreement.

      IN WITNESS WHEREOF, the Company and Director have executed this Agreement as of the day and year first above written.

                           CAVCO INDUSTRIES, INC., an Arizona corporation


                           By: ___________________________________

                               Its: ______________________________



                                   [Director]
                                    [Address]


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